UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 11, 2015

United Online, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33367	77-0575839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21255 Burbank Boulevard, Suite 400
Woodland Hills, California 91367
(Address of Principal Executive Offices) (Zip Code)

Telephone: (818) 287-3000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On August 11, 2015, Classmates Media Corporation (“Seller”), a Delaware corporation and wholly-owned subsidiary of United Online, Inc., a Delaware corporation (“United Online”), completed the sale of all of the stock of its wholly-owned subsidiary, Classmates, Inc., a Washington corporation (“Classmates”), to Intelius Holdings, Inc., a Delaware corporation (“Purchaser”), pursuant to the Stock Purchase Agreement, dated as of and entered into on August 11, 2015, by and among Purchaser, United Online and Seller (the “Agreement”).  The purchase price received for Classmates was approximately $30,000,000 in cash, subject to a post-closing working capital adjustment.  The Agreement includes customary representations, warranties and covenants of each party, some of which survive the closing of the transaction for a period of time.

The description of the Agreement set forth above is qualified in its entirety by reference to the Agreement, which United Online intends to file with the Securities and Exchange Commission.  A copy of United Online’s press release, dated August 12, 2015, which announced the Agreement and the sale of Classmates is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description
99.1	Press release dated August 12, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2015	UNITED ONLINE, INC.

	By:	/s/ Edward K. Zinser
Edward K. Zinser
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated August 12, 2015